UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2026

COURSERA, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40275	45-3560292
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2440 West El Camino Real, Suite 500 Mountain View, California	94040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 963-9884
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	COUR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2028, Coursera, Inc. (“Coursera,” “we,” “us” and “our”) appointed Tom Savage as Coursera’s Senior Vice President, Chief Legal Officer and Corporate Secretary, effective September 21, 2026 (the “Effective Date”). Alan Cardenas, Coursera’s Senior Vice President, General Counsel, has decided to step down as an “officer” within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, as of the Effective Date, but will remain in his role as Senior Vice President, General Counsel until the end of 2026, under his existing compensation terms, to support this transition. It is anticipated that Mr. Cardenas will thereafter continue to serve as an advisor.

Mr. Savage, age 57, most recently served as Vice President of International Business Machines Corporation (“IBM”) from January 2026 to May 2026. From 2019 to 2025, Mr. Savage served as Senior Vice President and General Counsel of Red Hat, Inc., a provider of open source software solutions, following its acquisition by IBM in 2019. From 2017 to 2019, Mr. Savage served as Vice President and Deputy General Counsel of Red Hat. Prior to that, from 2007 to 2017, Mr. Savage served in various senior legal roles at Marvell Technology Group, Ltd., a publicly traded global semiconductor company, including as Senior Vice President and General Counsel. Mr. Savage served as a partner in the corporate and securities practice of Wilson Sonsini Goodrich & Rosati from 2006 to 2009 and as counsel at Shearman & Sterling LLP from 2003 to 2005. Mr. Savage holds a J.D. from The University of Chicago Law School and a B.A. in Government from Harvard College and is admitted to practice law in California and Illinois.

Under the terms of Mr. Savage’s offer letter (the “CLO Offer Letter”), he will receive an annual base salary of $425,000, and he will be eligible to participate in our annual cash incentive program, with a target bonus opportunity equal to 60% of his base salary, subject to the achievement of performance conditions determined by our board of directors (the “Board”) or the Human Resources and Compensation Committee of the Board (the “HRC Committee”).

As contemplated by the CLO Offer Letter, the HRC Committee granted Mr. Savage a one-time new hire equity award with a value of $2,450,000 (the “New Hire Award”), in the form of restricted stock units (“RSUs”). The number of shares subject to the RSU award will be determined by dividing the New Hire Award value by the higher of (x) $10.00 and (y) the average price per share of our common stock during the calendar month in which Mr. Savage's employment commences, rounded to the nearest whole share, and will be subject to the terms and conditions of Coursera’s 2021 Stock Incentive Plan and our standard form of time-based RSU agreement. The RSUs are scheduled to vest over a three-year period, with 50% of the RSUs vesting on our quarterly vesting date occurring on the first anniversary of the Effective Date, approximately 8.33% of the RSUs vesting on each of the four quarterly vesting dates thereafter, and the remaining RSUs vesting in approximately equal installments (approximately 4.167% of the RSUs) on each of the following four quarterly vesting dates, in each case subject to Mr. Savage's continued employment through the applicable vesting date.

Mr. Savage will participate as a “Class A Executive” in the Company’s Amended and Restated Executive Severance Plan (the “Severance Plan”), which plan provides for certain severance and change in control benefits to certain executive employees. The Severance Plan is filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission on April 30, 2026, and is incorporated herein by reference. In connection with his appointment, Coursera expects to enter into its form of indemnification agreement with Mr. Savage.

There are no arrangements or understandings between Mr. Savage and any other persons pursuant to which he was appointed as Senior Vice President, Chief Legal Officer and Corporate Secretary, and Mr. Savage has no family relationships with any director or executive officer of Coursera. In addition, Mr. Savage is not a party to any transaction with any related person required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the CLO Offer Letter does not purport to be complete and is subject to, and is qualified in its entirety by, the complete text of the CLO Offer Letter, which Coursera expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2026, which upon filing will be incorporated herein by reference.

Item 7.01.
Regulation FD Disclosure.

On September 21, 2026, Coursera issued a press release announcing Mr. Savage’s appointment described in Item 5.02 above. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in Item 7.01 of this Current Report on Form 8-K is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Coursera under the Securities Act of 1933 or the Exchange Act.

Item 9.01.
Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit Number	Description

99.1	Press release of Coursera dated September 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COURSERA, INC.

Date: September 21, 2026	By:	/s/ Michael Foley
Michael Foley
Senior Vice President, Chief Financial Officer, and Treasurer